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                                                                  EXHIBIT 10.49

                                              STANDARD CHARTERED

Date:          8th March 1996                 Corporate Banking Group
                                              9/F Chiwan Tower Park Lane Square
Our Ref:       CBG/KLN/T&G2/BEJ               1-23 Kimberley Road Tsimshatsui
                                              Kowloon Hong Kong

                                              Telephone (852) 2820 3333
CONFIDENTIAL

Tarrant Co. Ltd.
13/F and 14/F Lladro Centre
72-80 Hoi Yuen Road
Kwun Tong, Kowloon

Attn:  Mr. Eddy T. Y. Yuen/Mr. Paul P.L. Lau
--------------------------------------------


Dear Sirs,

                     BANKING FACILITIES:  TARRANT CO. LTD.

We refer to our letter dated 22nd February 1996 setting out the facilities made available to your company (the "Company").

Following our recent discussions, we are pleased to confirm that the terms of the facilities will be varied as follows:


INTEREST, COMMISSIONS AND FEES

The words 'All past due bills shall bear interest at 3% per annum above the rates charged on your regular bills outstandings' under this heading will be replaced by 'All past due bills shall bear interest at 1.5% and 3% per annum above the rates charged on your regular bills outstandings respectively for first 60 days overdue and thereafter'.


UNDERTAKINGS

The following Undertaking will no longer be required:-

The Company undertakes to the Bank that it will achieve with The Hongkong and Shanghai Banking Corporation Ltd. actual release of the debenture over the Company's assets by 31st May 1996.
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STANDARD CHARTERED                                                       Page 2
Tarrant Co. Ltd.


CONDITION (New)

The Company will endeavor to achieve with The Hongkong and Shanghai Banking Corporation Ltd. actual release of the debenture over the Company's assets by 31st May 1996 on the best efforts basis.

The variations set out above will take effect when we have received:

o The enclosed copy of this letter signed by the Company together with appropriate authorizing board resolutions.

Please sign the enclosed copy of this letter and return it to the Bank's Credit Administration Unit at its Kowloon Main Office, 9th Floor, Chiwan Tower, Park Lane Square, 1-23 Kimberley Road, Kowloon, for the attention of Ms. Kim Yang within one month after the date of this letter, after which this offer of variations will lapse. When the variations take effect, this letter will amend the terms of the existing facility letter which the Bank has issued to the Company, as set out above. In all other respects, the terms of the existing facility letter will remain in full force and effect. This letter will be governed by Hong Kong law.

We enclose a set of documents which should also be completed and returned to the Bank at the above mentioned address. If you have any queries, please contact Ms. Kim Yang, whose telephone number is 2378-6430.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,

For and on behalf of STANDARD CHARTERED BANK


/s/   Ann Lam                                    /s/    Bernie Ip
---------------------------                      ---------------------------
Ann Lam                                          Bernie Ip
Senior Relationship Manager                      Senior Manager

BI/AL/SL/KY/bn

Agreed:
For and on behalf of TARRANT CO. LTD.


/s/   Paul Lau Po Law                          /s/    Eddy Yuen Tak Yu
---------------------------                      ---------------------------
Paul Lau Po Law                                  Eddy Yuen Tak Yu